UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

SCHEDULE 14A

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

WILLIAM LYON HOMES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

October 25, 2005

Dear Stockholder:

This letter accompanies the Proxy Statement for our Annual Meeting of Holders of Common Stock to be held at 4:00 p.m. local time, on Wednesday, November 9, 2005, at The Balboa Bay Club & Resort, 1221 West Coast Highway, Newport Beach, California 92663. We hope that it will be possible for you to attend in person.

At the Annual Meeting, you will be asked to vote upon four matters:

•	the election of eight directors to serve on our Board of Directors for the coming year (and until each director’s successor shall have been duly elected and qualified);

•	the approval of our 2005 Senior Executive Bonus Plan;

•	the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

•	the transaction of any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

In addition, we will present a report on our operations and activities for the past year. Following the meeting, management will be pleased to answer your questions about the Company.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the matters upon which you will vote at the upcoming Annual Meeting and we urge you to read these materials, as well as the accompanying 2004 Annual Report on Form 10-K, as amended, carefully. Your vote is very important, regardless of how many shares you own. We hope you can attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the Proxy Card in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy.

Sincerely,

William Lyon

Chairman of the Board of Directors and

Chief Executive Officer

Wade H. Cable

President and

Chief Operating Officer

4490 Von Karman Avenue, Newport Beach, California 92660

NOTICE OF ANNUAL MEETING

OF HOLDERS OF COMMON STOCK

To Be Held Wednesday, November 9, 2005

To the Holders of Common Stock of William Lyon Homes:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Holders of Common Stock of William Lyon Homes, a Delaware corporation, will be held at 4:00 p.m. local time, on Wednesday, November 9, 2005, at The Balboa Bay Club & Resort, 1221 West Coast Highway, Newport Beach, California 92663, for the following purposes:

•	To elect eight directors to serve on our Board of Directors for the coming year (and until each director’s successor shall have been duly elected and qualified);

•	To consider and act upon a proposal to approve our 2005 Senior Executive Bonus Plan;

•	To consider and act upon a proposal to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

•	To transact such other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the Common Stock of William Lyon Homes at the close of business on Friday, September 30, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of such stockholders entitled to vote will be available for inspection by any stockholder at the Annual Meeting or for 10 days prior to the Annual Meeting at our principal executive offices located at 4490 Von Karman Avenue, Newport Beach, California 92660.

By Order of the Board of Directors,

W. Douglass Harris

Vice President and Corporate Secretary

Newport Beach, California

October 25, 2005

To assure that your shares will be represented at the Annual Meeting, you are requested to complete, date and sign the attached proxy card and return it promptly in the postage paid, addressed envelope provided, whether or not you plan to attend the Annual Meeting in person. No additional postage is required if mailed in the United States. If you attend the meeting, you may vote in person even though you have sent in your proxy card. Your proxy can be withdrawn by you at any time before it is voted.

PROXY STATEMENT

SOLICITATION OF PROXIES

Meeting Date; Matters to be Voted Upon

This Proxy Statement is being furnished to the stockholders of William Lyon Homes, a Delaware corporation (“William Lyon Homes” or the “Company”), in connection with the solicitation of the accompanying proxy by the Board of Directors for use at the Annual Meeting of Holders of Common Stock to be held at 4:00 p.m. local time, on Wednesday, November 9, 2005, at The Balboa Bay Club & Resort, 1221 West Coast Highway, Newport Beach, California 92663, and at any adjournments or postponements thereof. At the Annual Meeting, Holders of William Lyon Homes common stock (“Common Stock”) will be asked to vote upon:

•	the election of eight directors to serve on the Company’s Board of Directors for the coming year (and until each director’s successor shall have been duly elected and qualified);

•	the approval of the Company’s 2005 Senior Executive Bonus Plan;

•	the ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

•	the transaction of any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company’s stockholders on or about October 25, 2005.

Solicitation of Proxies and Expenses

The cost of the solicitation of proxies will be paid by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees may solicit proxies personally, or by other appropriate means. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and request authority for the exercise of proxies. In such cases, the Company will reimburse them for their reasonable expenses in doing so. The Company has retained the services of Proxy Express, Inc. to assist in the distribution and solicitation of proxies. The Company estimates the costs for such services will not exceed $5,500.

VOTING

Record Date; Outstanding Shares; Quorum

Only holders of record of Common Stock at the close of business on Friday, September 30, 2005 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on Friday, September 30, 2005, there were 8,652,067 shares of Common Stock outstanding and entitled to vote, held of record by approximately 2,524 stockholders. A majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date. A list of such stockholders entitled to vote will be available for inspection by any stockholder at the Annual Meeting, or for 10 days prior to the Annual Meeting, at the Company’s principal executive offices located at 4490 Von Karman Avenue, Newport Beach, California 92660.

Voting of Proxies; Revocation of Proxies

You are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. All properly executed, returned and unrevoked proxies will be voted in accordance with the instructions indicated thereon. Executed but unmarked proxies will be voted for the election of each director nominee listed on the Proxy Card, for approval of the 2005 Senior Executive Bonus Plan and for ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. The William Lyon Homes Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, including any motion made for adjournment or postponement of the Annual Meeting (including for purposes of soliciting additional votes for election of directors), the proxies will be voted at the Board’s discretion. Any William Lyon Homes stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) filing a written revocation with, or delivering a duly executed proxy bearing a later date to, the Vice President and Corporate Secretary of William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660, or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting, by itself, will not revoke a proxy).

Votes Required

The affirmative vote of a plurality of the votes cast is required to elect any nominee for director. The approval of the 2005 Senior Executive Bonus Plan and the ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm requires approval by a majority of the votes cast at the Annual Meeting.

Abstentions; Broker Non-Votes

If an executed proxy is returned and you have specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been cast with respect to such matter. Also, if an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to have been cast with respect to such matter. Thus, with respect to the election of directors, approval of the 2005 Senior Executive Bonus Plan and ratification of the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, abstentions and broker non-votes will have no effect on the outcome of the vote. In addition, in the election of directors, a stockholder may withhold such stockholder’s vote. Withheld votes will be excluded from the vote and will have no effect on the outcome of such election.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, you will be asked to vote on the election of eight directors who will constitute the Board of Directors of William Lyon Homes. The eight nominees receiving the highest number of votes from holders of shares of Common Stock represented and voting at the Annual Meeting will be elected to the Board of Directors. Each director so elected will hold office until the Company’s next Annual Meeting and until his successor is duly elected and qualified.

General

Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy card. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders as directed by the Board of Directors. Each of the nominees named below is currently a director of the Company.

Except as described below, there are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of William Lyon Homes. Except as described below, there are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of William Lyon Homes. See “Information Regarding the Directors of William Lyon Homes” on page 4. Except as may be described below, there are no material proceedings to which any of the following is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries: any director, nominee, officer or affiliate of the Company, any owner of record or beneficially of more than five percent (5%) of the outstanding shares of Common Stock, or any associate of any such director, nominee, officer, affiliate of the Company, or security holder.

Name	Principal Occupation	Director Since (1)
General William Lyon	Chairman of the Board of Directors and Chief Executive Officer of the Company	1987

Wade H. Cable	President and Chief Operating Officer of the Company	1985

Richard E. Frankel	Chairman of the Board and Chief Executive Officer of William Lyon Financial Services	2000

Harold H. Greene	Independent consultant	2005

Gary H. Hunt	Managing Partner of California Strategies, LLC	2005

Arthur B. Laffer	Chief Executive Officer of Laffer Associates	2005

William H. Lyon	Vice President and Chief Administrative Officer of the Company	2000

Alex Meruelo	Residential and commercial real estate developer and restaurant franchiser and operator	2004

(1)	Includes date of first service as a director for the former The Presley Companies or the Company, as applicable. On November 5, 1999, the former The Presley Companies acquired substantially all of the assets and assumed substantially all of the liabilities of the former William Lyon Homes, Inc., which subsequently changed its name to Corporate Enterprises, Inc. On November 11, 1999, The Presley Companies merged with and into the Company, which was a wholly-owned subsidiary of The Presley Companies. The Company was the surviving company in the merger.

The Board of Directors recommends a vote “For” the election of all of the nominees listed above.

CORPORATE GOVERNANCE, DIRECTORS AND COMMITTEES

Corporate Governance

The Company has had a long-standing commitment to sound corporate governance policies and practices. In an effort to improve such policies and practices, the Company’s Board and management have reviewed suggestions by various authorities in corporate governance, the practices of other public companies, the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), various new and proposed rules of the Securities and Exchange Commission (the “SEC”), and the new listing standards of the New York Stock Exchange (“NYSE”).

As a result of these reviews, the Board has adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”), which provide a framework for the Board’s operations and establish a set of common expectations and principles as to how the Board should perform its functions. The Corporate Governance Guidelines provide, among other things, that a majority of the full Board and all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent.

The Board has also adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that is applicable to all directors, employees, and officers of the Company. The Code of Ethics constitutes the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and the Company’s “code of business conduct and ethics” within the meaning of the listing standards of the NYSE. The Company intends to disclose future amendments to certain provisions of the Code of Ethics, or waivers of such provisions applicable to the Company’s directors and executive officers, on the Company’s website at www.lyonhomes.com.

The Corporate Governance Guidelines and the Code of Ethics are available on the Company’s website at www.lyonhomes.com. In addition, printed copies of the Corporate Governance Guidelines and the Code of Ethics are available upon written request to Investor Relations, William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660.

Information Regarding the Directors of William Lyon Homes

The following table lists the persons nominated by the Board of Directors for election as directors of the Company and provides their respective ages and current positions with the Company as of October 17, 2005. Biographical information for each nominee is provided below.

Name	Age	Position
General William Lyon	82	Chairman of the Board of Directors and Chief Executive Officer
Wade H. Cable	57	Director, President and Chief Operating Officer
Richard E. Frankel	60	Director
Harold H. Greene (a, b, c)	66	Director
Gary H. Hunt (a, b, c)	56	Director
Arthur B. Laffer (b, c)	65	Director
William H. Lyon	32	Director, Vice President and Chief Administrative Officer
Alex Meruelo (a, b, c)	43	Director

(a)	Member of the Audit Committee

(b)	Member of the Compensation Committee

(c)	Member of the Nominating and Corporate Governance Committee

GENERAL WILLIAM LYON was elected director and Chairman of the Board of the former The Presley Companies in 1987 and has served the Company in that capacity since November 1999. General Lyon is the Company’s Chief Executive Officer. General Lyon also serves as the Chairman of the Board, President and Chief Executive Officer of the former William Lyon Homes, which sold substantially all of its assets to the Company in 1999 and subsequently changed its name to Corporate Enterprises, Inc. In recognition of his distinguished career in real estate development, General Lyon was elected to the California Building Industry Foundation Hall of Fame in 1985. General Lyon is a retired USAF Major General and was Chief of the Air Force Reserve from 1975 to 1979. General Lyon is a director of Fidelity Financial Services, Inc. and is Chairman of the Board of Directors of Commercial Bank of California.

WADE H. CABLE served from 1985 to 1999 as a director and President and Chief Executive Officer of the former The Presley Companies and has served as a director and President and Chief Operating Officer of the Company since November 1999. Prior to joining The Presley Companies, he worked for thirteen years with Pacific Enterprises as a senior executive in various of its real estate operations, including two years as an Executive Vice President of Pacific Lighting Real Estate Group and four years as the President of Fredricks Development Company, a residential developer and homebuilder.

RICHARD E. FRANKEL has been associated with homebuilding entities for over 25 years, and joined the board of directors on January 25, 2000. From 1977 to 1997, he held key positions including Chief Financial Officer, Investment Division Manager, Vice Chairman and President of the former William Lyon Homes. He currently serves as Chairman and Chief Executive Officer of William Lyon Financial Services, a wholly-owned subsidiary of the Company. He is also a director of Commercial Bank of California.

HAROLD H. GREENE was appointed to the board of directors on October 17, 2005. Mr. Greene is a 40-year veteran of the commercial and residential real estate lending industry. He most recently served as the Managing Director for Bank of America’s California Commercial Real Estate Division from 1998 to 2001 where he was responsible for lending to commercial real estate developers in California and managed an investment portfolio of approximately $2.6 billion. From 1990 to 1998, Mr. Greene was the Executive Vice President of SeaFirst Bank in Seattle, Washington and prior to that he served as the Vice Chairman of MetroBank from 1989 to 1990 and in various positions, including Senior Vice President in charge of the Asset Based Finance Group, with Union Bank, where he worked for 27 years. Mr. Greene currently serves as a director of Gary’s and Company (men’s clothing retailer) and as a director and member of the audit committee of Paladin Realty Income Properties, Inc. (real estate investments).

GARY H. HUNT was appointed to the board of directors on October 17, 2005. He has more than three decades of experience in government, business, major land use planning and development, as well as governmental and political affairs. Since 2001, Mr. Hunt has been the Managing Partner of California Strategies, LLC, a strategic consulting firm, in Newport Beach, California with offices in Sacramento and Los Angeles. Formerly Executive Vice President and a member of the Board of Directors and the Executive Committee of The Irvine Company, a real estate developer, for which Mr. Hunt worked for 24 years, Mr. Hunt’s career also includes staff and appointed positions with the California State Legislature, U.S. House of Representatives, California Governor Ronald Reagan, and President George W. Bush. He currently serves as Chairman of the California Bay Delta Authority. He also currently serves as a director of Glenair Inc., a manufacturer of electrical connector accessories, and G-REIT, Inc., a real estate investment trust, and as Chairman of the Board of Advisors of Kennecott Land Company, a real estate land developer in Utah.

ARTHUR B. LAFFER was appointed to the board of directors on October 17, 2005. He is the Founder and has been Chairman and Chief Executive Officer of Laffer Associates, an economic research and financial consulting firm, in San Diego, California. Dr. Laffer has also been Chief Executive Officer of Laffer Advisers Inc., a broker-dealer, since 1981, and Chief Executive Officer of Laffer Investments, an investment money management firm, since 1999. Dr. Laffer has been a leader in the nation in providing economic research and global investment-research consulting services to real estate asset managers, pension funds, financial institutions, and top corporations. Commonly known as “The Father of Supply-Side Economics,” Dr. Laffer is a founding member of the U.S. Congressional Policy Advisory Board, served two terms as a member of President Reagan’s

Economic Policy Advisory Board, and helped shape public policy with his involvement in California’s Proposition 13, the groundbreaking California initiative that drastically cut state property taxes in 1978. Dr. Laffer is a member of the board of directors and chairman of the audit and compensation committees of OXiGENE, Inc. (biopharmaceuticals); a member of the board of directors and a member of the audit committee of PETCO Animal Supplies, Inc.; a member of the board of directors of Veolia Environment (environmental management); a member of the board of directors and a member of the audit and compensation committees of MPS Group, Inc. (business services provider); and a member of the board of directors of Provide Commerce, Inc. (operator of e-commerce websites for perishable commodities).

WILLIAM H. LYON, son of Chairman William Lyon, worked full time with the former William Lyon Homes from November 1997 through November 1999 as an assistant project manager, has been employed by the Company since November 1999 and has been a member of the board of directors since January 25, 2000. Since joining the Company, Mr. Lyon has been employed as an assistant project manager and project manager and has participated in a training program designed to expose him to the many facets of real estate development. From February 2003 until February 2005, he served as the Company’s Director of Corporate Affairs. In February 2005, he was appointed Vice President and Chief Administrative Officer of the Company. Mr. Lyon received a dual B.S. in Industrial Engineering and Product Design from Stanford University in 1997.

ALEX MERUELO has invested extensively in residential and commercial real estate throughout Southern California since 1987, primarily in Hispanic neighborhoods. Mr. Meruelo currently is the President and Chief Executive Officer of Meruelo Enterprises, Inc., Cantamar Property Management, Inc. and La Pizza Loca, Inc. Mr. Meruelo currently owns and manages over 1,000 residential units and over 20 retail units and has overseen over 15 developments. Mr. Meruelo established La Pizza Loca, a fast food pizza restaurant, in 1986 and which now has over 50 franchised and company owned restaurants serving Latino communities throughout Southern California. Since 1999, Mr. Meruelo has focused his endeavors on the construction industry and, through Meruelo Enterprises, owns a number of established Southern California utility construction contractors including Herman Weissker, Inc., Doty Bros. Equipment Company and Tidwell Excavating. He has been a member of the board of directors since May 10, 2004. Mr. Meruelo is also a member of the board of directors and chairman of the audit committee of Commercial Bank of California.

Selection of Nominees for Director

It is the policy of the Board, as set forth in the Corporate Governance Guidelines, to recommend and encourage the selection of directors who have achieved success in their personal fields and who demonstrate integrity and high personal and professional ethics, sound business judgment, and willingness to devote the requisite time to their duties as director, and who will contribute to the Company’s overall corporate goals. Board members are evaluated and selected based on their individual merit as well as in the context of the needs of the Board as a whole. The Nominating and Corporate Governance Committee is responsible for recommending to the Board nominees to fill vacancies or newly created Board positions and persons to be nominated for election at the Company’s Annual Meeting.

The Nominating and Corporate Governance Committee is responsible for reviewing from time to time the composition of the Board to ensure that the Board has the appropriate combination and level of experience, knowledge and expertise relevant to the Company’s business and needs at that time. In evaluating the suitability of individual candidates for election or re-election to the Board, the Nominating and Corporate Governance Committee and the Board take into account many factors, including understanding of the home building industry, sales and marketing, finance and other elements relevant to the Company’s business, educational and professional background, age, and past performance as a Board member. The Nominating and Corporate Governance Committee and the Board evaluate each individual in the context of the composition and needs of the Board as a whole, with the objective of recommending a group that can best perpetuate and build on the success of the business and represent stockholder interests. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at, and participation in, meetings of the Board and its committees and contributions to their activities.

The Nominating and Corporate Governance Committee is authorized to retain outside search firms and recruitment consultants to help identify, screen and review director candidates.

Stockholders who have beneficially owned more than five percent of the Company’s then-outstanding shares of common stock for a period of at least two consecutive years as of the date of making the proposal may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Chair, Nominating and Corporate Governance Committee, William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660. A stockholder recommendation for nomination must contain the following information about the proposed nominee, as well as documentary support that the stockholder satisfies the requisite stock ownership threshold and holding period: name, age, business and residence addresses, principal occupation or employment, the number of shares of the Company’s common stock held by the nominee, a resume of his or her business and educational background, the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director, and a signed consent of the nominee to serve as a director, if nominated and elected.

No candidates for director nominations were submitted to the Nominating and Corporate Governance Committee by any stockholder in connection with the election of directors at the Annual Meeting. Any stockholder that desires to recommend a candidate for nomination to the Board who would be considered for election at the Company’s 2006 Annual Meeting is strongly encouraged to do so no later than December 31, 2005.

The Company’s policies and procedures regarding the selection of director nominees are described in greater detail in the Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter, which are available on the Company’s website at www.lyonhomes.com. In addition, printed copies of the Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter are available upon written request to Investor Relations, William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660.

Independence of Directors

The Corporate Governance Guidelines require that a majority of the full Board and all members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee qualify as “independent” directors under the standards established by the SEC and the NYSE. A director qualifies as independent if (a) the Board affirmatively determines that the director has no material relationship with the Company other than in such person’s capacity as a director and (b) the director is not otherwise considered non-independent according to the standards established by the NYSE. When assessing the materiality of a director’s relationship with the Company, the Board may consider all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, and accounting relationships.

The Board has determined that Messrs. Greene, Hunt and Meruelo and Dr. Laffer, each of whom is a nominee for election at the Annual Meeting, are independent under these standards. In making this determination, the Board took into account the fact that Mr. Meruelo is a party to an agreement with the Company, pursuant to which he is eligible to receive a finder’s fee based upon the distributions received by the Company from a joint venture development project relating to a portion of the Fort Ord military base in Monterey County, California. The Board also took into account the fact that Dr. Laffer is Chief Executive Officer and the controlling stockholder of Laffer Associates, which provided economic consulting services to the Company in 2004 and 2005 for which it received fees of less than $30,000 per year. In addition, the Board took into account the fact that a company of which Mr. Hunt is a member provides consulting services to certain entities controlled by General William Lyon, but which are not part of the Company or its subsidiaries. The Board concluded that the nature and scope of these relationships did not preclude a finding of independence under the applicable NYSE rules and were otherwise not material in that such relationships would not interfere with Mr. Meruelo’s, Mr. Hunt’s or Dr. Laffer’s exercise of independent judgment in their respective service as a director.

Currently, one-half of the full Board is independent. The Board expects to add one additional independent director to the Board after January 1, 2006, as a result of which a majority of the full Board will be independent.

Stockholders Communications with the Board of Directors

Interested parties and stockholders may communicate directly, and if desired confidentially, with the Board of Directors, the Chairman of the Board, the Chair of any committee, or the non-management directors as a group about matters of general interest to stockholders in the manner posted from time to time on the Company’s website. The current method for such communications is by sending written communications to the attention of the Corporate Secretary at the Company’s principal executive offices, William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660. The Secretary will compile these communications and periodically deliver them to the Chair of the Audit Committee, unless otherwise specifically addressed. Communications relating to concerns about accounting, internal controls, disclosure controls and procedures, audits or violations of the Code of Ethics may be submitted confidentially or anonymously. The Company’s policies prohibit retaliation or adverse action against anyone for raising in good faith and on a reasonable basis an integrity concern or helping to resolve an integrity concern.

Board Meetings, Board Committees and Director Compensation

The full Board of Directors of the Company had twelve meetings in 2004. During 2004, each incumbent director of William Lyon Homes who is being nominated for re-election attended at least 75% of the aggregate of (i) the twelve meetings of the Board of Directors, and (ii) the total number of meetings of the committees on which he served (during the periods that he served). The Board does not have an Executive Committee. The full Board performs those functions itself. Although the Company has no formal policy with regard to Board members’ attendance at the Company’s Annual Meetings of Holders of Common Stock, it is customary for the Company’s Board members to attend such Annual Meetings. All of the Board members attended the Company’s 2004 Annual Meeting of Holders of Common Stock, and the Company expects that all Board members will attend the Company’s 2005 Annual Meeting of Holders of Common Stock.

Executive Sessions of Non-Management Directors

The Company’s non-management directors meet in executive sessions at least two times per year, either before or after regularly-scheduled Board meetings, as required by the Company’s Corporate Governance Guidelines. If the non-management directors include directors that are not independent, the independent directors meet in executive sessions at least once a year. The Chair of the Audit Committee presides at these executive sessions. Any non-management director may request that an executive session of the non-management members of the Board be scheduled. Following such sessions, the Chair of the Audit Committee (or another designated director) will discuss with the Chairman of the Board and the Chief Executive Officer, to the extent appropriate, matters emanating from the executive sessions.

Committees of the Board of Directors

Nominating and Corporate Governance Committee.    On February 18, 2004, the Board of Directors formed the Nominating and Corporate Governance Committee pursuant to Section 141(c)(2) of the Delaware General Corporation Law and Article V of the Company’s Bylaws. The committee is chaired by Mr. Meruelo and currently consists of Messrs. Greene, Hunt and Meruelo and Dr. Laffer. The Board has determined that all committee members are independent under the standards established by the SEC and the NYSE. The functions of the Nominating and Corporate Governance Committee are to:

•	identify, screen, review and recommend to the Board individuals qualified to be nominated for election to the Board and to fill vacancies or newly created positions on the Board consistent with criteria approved by the Board;

•	recommend to the Board directors to serve on each Board committee;

•	take a leadership role in implementing and monitoring the effectiveness of the Company’s Corporate Governance Guidelines and developing and recommending to the Board modifications and/or additions to the Corporate Governance Guidelines; and

•	oversee an annual evaluation of the Board and management and recommend improvements when necessary.

The Nominating and Corporate Governance Committee had two formal meetings in 2004. A copy of the current charter for the Nominating and Corporate Governance Committee is available on the Company’s website at www.lyonhomes.com. In addition, printed copies of the charter for the Nominating and Corporate Governance Committee are available upon written request to Investor Relations, William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660. The charter is reviewed annually.

Compensation Committee.    The Company has a standing Compensation Committee, which is chaired by Dr. Laffer and currently consists of Messrs. Greene, Hunt and Meruelo and Dr. Laffer. The Board has determined that all committee members are independent under the standards established by the SEC and the NYSE. The functions of the Compensation Committee are to: make recommendations to the Board of Directors regarding the hiring or termination of senior management, review and approve annual salaries and other compensation of the Company’s senior management, review and approve stock options and other grants pursuant to plans, review and administer existing stock options and other plans and recommend changes to the Board of Directors, review and recommend to the Board of Directors compensation plans or management perquisites, review and recommend to the Board of Directors the type and amount of compensation for non- employee directors, and prepare and approve required reports. The Compensation Committee also administers the William Lyon Homes 2000 Stock Incentive Plan. The Compensation Committee had two formal meetings in 2004. A copy of the current charter for the Compensation Committee is available on the Company’s website at www.lyonhomes.com. In addition, printed copies of the charter for the Compensation Committee are available upon written request to Investor Relations, William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660. The charter is reviewed annually. The report of the Compensation Committee for the 2004 fiscal year is found on page 21 of this proxy statement.

Audit Committee.    The Company has a standing Audit Committee, which is chaired by Mr. Greene and currently consists of Messrs. Greene, Hunt and Meruelo. The Audit Committee must have at least three members, each of whom must meet certain criteria as set forth in the Audit Committee Charter adopted by the Board of Directors. The Board has determined that all committee members are independent and financially literate under the standards established by the SEC and the NYSE. The Board has determined that for purposes of NYSE requirements Mr. Greene has “accounting or related financial management expertise.” No current member of the Audit Committee is an “audit committee financial expert” as defined by the SEC. The Audit Committee had a member who qualified as an audit committee financial expert until such member’s resignation from the Board in August 2005. The Board will seek to identify or add an additional director to serve as a member of the Audit Committee who would qualify as an audit committee financial expert. Among other things, the functions of the Audit Committee are to:

•	review and discuss with the Company’s management and independent registered public accounting firm the Company’s audited financial statements, including the adequacy and effectiveness of the Company’s internal accounting and reporting controls;

•	appoint the Company’s independent registered public accounting firm each year;

•	review the independence and performance of the Company’s independent registered public accounting firm;

•	review from time to time and make recommendations with respect to the Company’s policies relating to management conduct and oversee procedures and practices to ensure compliance with such policies;

•	review and discuss legal and regulatory matters relating to the Company’s financial accounting and reporting with the Company’s legal counsel; and

•	pre-approve all audit and permissible non-audit services to be performed for the Company by its independent registered public accounting firm in accordance with the provisions of Section 10A(i) of the Securities Exchange Act of 1934, as amended.

The Audit Committee meets with the independent registered public accounting firm and internal auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the Company’s financial reporting. The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005, and is recommending that the Company’s stockholders ratify this appointment at the Company’s Annual Meeting.

The Audit Committee had five formal meetings in 2004. A copy of the current charter for the Audit Committee is attached hereto as Appendix A and is also available on the Company’s website at www.lyonhomes.com. In addition, printed copies of the charter for the Audit Committee are available upon written request to Investor Relations, William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660. The charter is reviewed annually. The report of the Audit Committee for the 2004 fiscal year is found on page 11 of this proxy statement.

Director Term and Compensation

All directors hold office until the next Annual Meeting of Holders of Common Stock and until their successors are duly elected and qualified. In 2004, outside directors received an annual retainer of $30,000 per year plus $1,000 for each board of directors meeting attended and $1,000 per year per committee for service on committees of the board of directors, which are paid in cash. The Company has adopted the William Lyon Homes Outside Directors Deferred Compensation Plan effective as of February 11, 2002 and the William Lyon Homes 2004 Outside Directors Deferred Compensation Plan effective as of December 28, 2004, pursuant to which each outside director may elect to defer payment of a portion or all of his annual compensation until his retirement date or a fixed payment date in the future at which time he would receive all deferred amounts and accumulated earnings thereon, if any, in a lump sum. No current directors have elected to defer director compensation under the plans.

Under the Company’s Non-Qualified Retirement Plan for Outside Directors, each outside director is eligible to receive $2,000 per month beginning on the first day of the month following death, disability or retirement at age 72; or, in the case of an outside director who ceases participation in the plan prior to death, disability or retirement at age 72 but has completed at least ten years of service as a director, eligibility for benefit payments pursuant to the plan begins on the first day of the month following the latter of (a) the day on which such person attains the age of 65, or (b) the day on which such person’s service terminates after completing at least ten years of service as a director. The monthly payments will continue for the number of months that equals the number of months the outside director served as a director and are payable to the director’s beneficiary in the event of the director’s death. If a retired outside director receiving payments under the plan resumes his status as a director or becomes an employee, the payments under the plan are suspended during the period of such service.

No options were granted during 2004 to any director. On May 9, 2000, Mr. Frankel was granted options to purchase 10,000 shares of common stock at a price of $8.6875 per share. These options vested in the following installments: one-third on May 9, 2001, one-third on May 9, 2002 and one-third on May 9, 2003. All of the options expire if unexercised on May 9, 2010. Mr. Frankel had exercised all available options prior to 2004. Mr. Cable was granted options to purchase 50,000 shares of common stock. The option price, vesting schedule and expiration date of Mr. Cable’s options are the same as those granted to the other directors. The grant of options to Mr. Cable is also discussed in the section on “Executive Compensation”. No options were granted to General William Lyon or William H. Lyon.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments and estimates; and the clarity of disclosures in the financial statements. The Company’s management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion of the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from Company management and the Company, including the matters in the written disclosures and letter from the firm required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. The Committee discussed with management and the independent registered public accounting firm control deficiencies identified during the course of the assessment and the audit and management’s plan to remediate those control deficiencies.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2004 filed by the Company with the Securities and Exchange Commission. The Committee and the Board also have recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.

The Committee is governed by a charter, a current copy of which is available on the Company’s website at www.lyonhomes.com. The Committee held five meetings during fiscal year 2004. The Committee is comprised solely of independent directors as defined by the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Submitted by the AUDIT COMMITTEE

James E. Dalton, Chairman*

William H. McFarland*

Michael L. Meyer*

Alex Meruelo

Randolph W. Westerfield*

March 10, 2005

*	Not currently a director.

The Audit Committee Report and the disclosures concerning the independence of the members of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

Independent Auditors Fees and Services

The fees for professional services provided by Ernst & Young LLP in fiscal years 2004 and 2003 were:

Type of Fees	2004	2003
Audit Fees	$1,362,000	$582,000
Audit-Related Fees	178,000	—
Tax Fees	164,000	70,000
All Other Fees	—	—

Total Fees	$1,704,000	$652,000

In the above table, in accordance with the definitions of the SEC, “Audit Fees” include fees for the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K, review of the unaudited financial statements included in its quarterly reports on Form 10-Q, comfort letters, consents, assistance with documents filed with the SEC, and accounting and reporting consultation in connection with the audit and /or quarterly reviews. In 2004, “Audit Fees” also includes fees incurred in connection with the audit of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002. “Tax Fees” include fees for tax compliance and tax planning. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and includes fees for audits of separate financial statements of consolidated joint ventures. “All Other Fees” are fees for any services not included in the first three categories.

Pre-Approval Policies and Procedures:    The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

The Audit Committee considered the compatibility of the provision of other services by Ernst & Young LLP with the maintenance of Ernst & Young LLP’s independence. The Audit Committee approved all audit and non-audit services provided by Ernst & Young in 2004.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information as to the number of shares of Common Stock beneficially owned as of September 30, 2005. The following table includes information for (a) each person or group that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each of the directors and nominees of the Company, (c) each executive officer named in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group.

	As of September 30, 2005
	Shares Beneficially Owned		Percentage of All Common Stock(1)
General William Lyon(2)	4,413,145	(3)(4)	50.71%
The William Harwell Lyon 1987 Trust(5)	1,749,259	(6)	20.22%
The William Harwell Lyon Separate Property Trust(5)	331,437		3.83%
William H. Lyon(2)	0	(7)	0.00%
Wade H. Cable(2)	297,708	(8)(9)	3.42%
Richard E. Frankel(2)	0		0.00%
Harold H. Greene(2)	0		0.00%
Gary H. Hunt(2)	0		0.00%
Arthur B. Laffer(2)	0		0.00%
Alex Meruelo(2)	0		0.00%
Douglas F. Bauer(2)	0		0.00%
Thomas J. Mitchell(2)	0		0.00%
Mary J. Connelly(2)	0		0.00%
All directors and executive officers as a group (17 persons)	4,413,145	(7)(10)	50.71%

(1)	Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 30, 2005 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Stockholder is at the following mailing address: c/o William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, CA 92660

(3)	Includes 247,708 shares held by the Cable Family Trust, Est. 7-11-88 and 50,000 shares subject to options held by Wade H. Cable that are currently exercisable or exercisable within 60 days of September 30, 2005. General William Lyon has the power to direct the vote of all of the shares beneficially owned by the Cable Family Trust and Mr. Cable pursuant to a voting agreement among William Lyon, Wade H. Cable and Susan M. Cable, Trustees of the Cable Family Trust and Wade H. Cable, individually, dated as of May 31, 2002 (as amended, the “Voting Agreement”). See note (9).

(4)	Includes 117,000 shares which are subject to a variable prepaid forward contract entered into on September 15, 2005 by General William Lyon (the “Lyon Forward Contract”) and Lehman Brothers OTC Derivatives Inc. (“Lehman Brothers”). Pursuant to the Lyon Forward Contract, in exchange for a current payment from Lehman Brothers, General Lyon has an obligation to deliver up to 117,000 shares of common stock (subject to applicable adjustments) of the Company to Lehman Brothers on September 15, 2008 or may retain all or a portion of the shares subject to the Lyon Forward Contract and deliver the cash equivalent of such retained shares on such date.

(5)	Stockholder is at the following mailing address: c/o Richard M. Sherman, Jr., Esq., Irell & Manella LLP, 840 Newport Center Drive, Suite 400, Newport Beach, CA 92660.

(6)

Includes 58,000 shares which are subject to a variable prepaid forward contract entered into on September 15, 2005 by The William Harwell Lyon 1987 Trust (the “Trust Forward Contract”) and Lehman Brothers OTC Derivatives Inc (“Lehman Brothers”). Pursuant to the Trust Forward Contract, in exchange for a current payment from Lehman Brothers, The William Harwell Lyon 1987 Trust has an obligation to deliver up to 58,000 shares of common stock (subject to applicable adjustments) of the Company to Lehman Brothers on September 15, 2008 or may retain all or a portion of the shares subject to the Trust Forward Contract and deliver the cash equivalent of such retained shares on such date.

(7)	Does not include 1,749,259 shares of common stock held by The William Harwell Lyon 1987 Trust or 331,437 shares of common stock held by The William Harwell Lyon Separate Property Trust, of each of which William H. Lyon is the sole beneficiary. William H. Lyon does not have or share, directly or indirectly, the power to vote or to direct the vote of these shares, and thus, William H. Lyon disclaims beneficial ownership of these shares. See note (6).

(8)	Includes 247,708 shares held by the Wade H. Cable & Susan M. Cable, Trustees of the Cable Family Trust, Est. 7-11-88 and 50,000 shares subject to options held by Wade H. Cable that are currently exercisable or exercisable within 60 days of September 30, 2005. These shares are subject to the Voting Agreement with General Lyon. See note (3). Does not include 1,203 shares directly owned by children of Mr. Cable, as to which shares Mr. Cable disclaims beneficial ownership.

(9)	Includes 247,708 shares which are subject to a variable prepaid forward contract entered into on September 7, 2005 by and among Wade H. Cable and Susan M Cable, as trustees of the Cable Family Trust Est. 7-11-88 (the “Cable Trust”), (the “Cable Forward Contract”) and Credit Suisse First Boston Capital LLC (“CSFB Capital”). Pursuant to the Cable Forward Contract, in exchange for a current payment from CSFB Capital, the Cable Trust has an obligation to deliver up to 247,708 shares of common stock (subject to applicable adjustments) of the Company to CSFB Capital on September 8, 2008 or may retain all or a portion of such shares subject to the Cable Forward Contract and deliver the cash equivalent of such retained shares on such date.

(10)	Includes 50,000 shares subject to options held by directors and executive officers that are currently exercisable or exercisable within 60 days of September 30, 2005 and an aggregate of 364,708 shares which are subject to variable prepaid forward contracts. See notes (4) and (9).

Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property which either spouse may manage and control. The Company has no information as to whether any shares shown in this table are subject to California community property law.

WILLIAM LYON HOMES MANAGEMENT

Executive Officers

The executive officers of the Company are chosen annually by the Board of Directors and each holds office until his or her successor is chosen and qualified or until his or her death, resignation or removal. There are no family relationships between any director or executive officer and any other director or executive officer of the Company, except for William Lyon and William H. Lyon, who are father and son. The following table lists the Company’s executive officers and provides their respective ages as of September 30, 2005 and their current positions.

Name	Age	Position
General William Lyon	82	Chairman of the Board of Directors and Chief Executive Officer
Wade H. Cable	57	President and Chief Operating Officer
Douglas F. Bauer	44	Executive Vice President and Northern California Division President
Mary J. Connelly	54	Senior Vice President and Nevada Division President
W. Thomas Hickcox	52	Senior Vice President and Arizona Division President
Thomas J. Mitchell	45	Senior Vice President and Southern California Division President
Larry I. Smith	50	Senior Vice President and San Diego Division President
Michael D. Grubbs	47	Senior Vice President and Chief Financial Officer
Richard S. Robinson	58	Senior Vice President — Finance
Cynthia E. Hardgrave	58	Vice President — Tax and Internal Audit
W. Douglass Harris	62	Vice President, Corporate Controller and Corporate Secretary
William H. Lyon	32	Vice President and Chief Administrative Officer

Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See “Employment Contracts” on page 19. Biographical information for General Lyon, Mr. Cable and Mr. William H. Lyon is provided above. See “Information Regarding the Directors of William Lyon Homes” on page 4.

DOUGLAS F. BAUER, Executive Vice President and Northern California Division President, joined the Company in 1999 when it acquired substantially all of the assets of the former William Lyon Homes, where Mr. Bauer had served as Vice President — Finance and Chief Financial Officer and Northern California Division President since his hire in January 1989. Effective on July 1, 2005, Mr. Bauer was appointed Executive Vice President. He continues to serve in the position of Northern California Division President. Prior experience includes seven years at Security Pacific National Bank in Los Angeles, California in various financial positions. Mr. Bauer has more than 20 years experience in the real estate development and homebuilding industry.

MARY J. CONNELLY, Senior Vice President and Nevada Division President, joined The Presley Companies in May 1995, after eight years’ association with Gateway Development, six of which were served as Managing Partner in Nevada. Ms. Connelly was Vice President — Finance for the Company’s San Diego Division from 1985 to 1987, and she has more than 20 years experience in the real estate development and homebuilding industry.

W. THOMAS HICKCOX, Senior Vice President and Arizona Division President, joined the Company in May 2000. Mr. Hickcox was previously President of Continental Homes in Phoenix, Arizona, with 16 years of service at that company. Mr. Hickcox has more than 20 years experience in the real estate development and homebuilding industry.

THOMAS J. MITCHELL, Senior Vice President and Southern California Division President, joined the Company in 1999 when it acquired substantially all of the assets of the former William Lyon Homes, where Mr. Mitchell had served as a Project Manager, Vice President, and Division President since his hire in

December 1988. Mr. Mitchell has more than 20 years experience in the real estate development and homebuilding industry.

LARRY I. SMITH, Senior Vice President and San Diego Division President, joined The Presley Companies in May 1995 and has served the Company in that capacity since November 1999, after six years as Vice President and Southern California Division Manager of Coleman Homes, Inc. Previous experience includes ten years in sales and marketing executive positions and consulting activities with southern California real estate firms. Mr. Smith has more than 20 years experience in the real estate development and homebuilding industry.

MICHAEL D. GRUBBS, Senior Vice President and Chief Financial Officer, joined the Company in 1999 when it acquired substantially all of the assets of the former William Lyon Homes, where Mr. Grubbs had served as Vice President and Corporate Controller after his hire in December 1992. Mr. Grubbs has more than 20 years experience in residential real estate and homebuilding finance.

RICHARD S. ROBINSON, Senior Vice President — Finance, joined the Company in 1999 when it acquired substantially all of the assets of the former William Lyon Homes, where Mr. Robinson had served since May 1997 as Senior Vice President, and as Vice President — Treasurer and other administrative positions at The William Lyon Company or one of its subsidiaries or affiliates since his hire in June 1979. His experience in residential real estate development and homebuilding finance totals more than 30 years.

CYNTHIA E. HARDGRAVE, Vice President — Tax and Internal Audit, joined the Company in 1999 when it acquired substantially all of the assets of the former William Lyon Homes, where Ms. Hardgrave had served in various tax management positions since her hire in July 1989. Ms. Hardgrave has more than 20 years experience in real estate tax and audit.

W. DOUGLASS HARRIS, Vice President and Corporate Controller joined The Presley Companies in June 1992 and has served the Company in that capacity since November 1999. Mr. Harris has served as the Corporate Secretary of the Company since October 2002. Previously, Mr. Harris spent seven years with Shapell Industries, Inc., another major California homebuilder, as its Vice President and Corporate Controller. Mr. Harris has been involved with the real estate development and homebuilding industry for more than 30 years.

Executive Compensation

Summary Compensation Table

The following table summarizes the annual and long-term compensation during 2004 of the Company’s Chief Executive Officer and the four additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the fiscal year ended December 31, 2004 (collectively, the “Named Officers”).

		Annual Compensation			Long-Term Compensation
Awards
Name and Principal Position	Year	Salary($)(1)	Bonus Paid in Specified Year But Earned in Earlier Years ($)(1),(2),(3),(4),(5)	Bonus Earned During Specified Year But Payable in Future Years($)(3),(4),(5)	Securities Underlying Options(#)	All Other Compensation ($)(6)
General William Lyon Chairman of the Board and Chief Executive Officer	2004 2003 2002	$733,333 600,000 495,000	$4,023,604 2,368,429 1,985,408	$10,176,870 4,535,192 2,488,838	0 0 0	$0 0 0
Wade H. Cable Director, President and Chief Operating Officer	2004 2003 2002	500,000 500,000 424,330	4,023,604 2,368,429 2,294,158	10,176,870 4,535,192 2,488,838	0 0 0	6,200 6,000 5,100
Douglas F. Bauer Executive Vice President and Northern California Division President	2004 2003 2002	225,000 225,000 206,000	717,018 483,619 484,970	3,273,060 789,357 500,000	0 0 0	6,200 6,000 5,100
Thomas J. Mitchell Senior Vice President and Southern California Division President	2004 2003 2002	225,000 225,000 206,000	1,481,180 968,315 647,259	2,667,000 1,621,379 1,060,582	0 0 0	6,200 6,000 5,100
Mary J. Connelly Senior Vice President and Nevada Division President	2004 2003 2002	225,000 225,000 200,000	820,887 482,333 461,627	1,857,360 927,849 500,000	0 0 0	6,200 6,000 5,100

(1)	Includes amounts which the executive would have been entitled to be paid, but which at the election of the executive were deferred by payment into the Company’s 401(k) plan and deferred compensation plan. Does not include perquisites and other personal benefits, securities or property received by the executive unless the aggregate amount of such compensation is greater than the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for the executive.

(2)	Represents amounts paid in 2004, 2003 or 2002, respectively, under the Company’s then existing executive bonus plan or employment agreement with the executive, but which were earned prior to the year of payment.

(3)	The 2004 Cash Bonus Plan (the “2004 Plan”) provides that the Chief Executive Officer (“CEO”), the Chief Operating Officer (“COO”) and the Chief Financial Officer (“CFO”) are eligible to receive bonuses based upon specified percentages of pre-tax, pre-bonus income. Division presidents are eligible to receive bonuses based upon specified percentages of their respective division pre-tax, pre-bonus income. All other participants are eligible to receive bonuses based upon specified percentages of a bonus pool determined as a specified percentage of pre-tax, pre-bonus income. Awards are paid over two years, with 75% paid following the determination of bonus awards, and 25% paid one year later. The deferred amounts would be forfeited in the event of termination for any reason except retirement, death or disability.

(4)

The 2003 Cash Bonus Plan (the “2003 Plan”) provides that the CEO, COO and CFO are eligible to receive bonuses based upon specified percentages of pre-tax, pre-bonus income. Division presidents are eligible to receive bonuses based upon specified percentages of their respective division pre-tax, pre-bonus income. All other participants are eligible to receive bonuses based upon specified percentages of a bonus pool determined as a specified percentage of pre-tax, pre-bonus income. Awards are paid over two years, with

75% paid following the determination of bonus awards, and 25% paid one year later. The deferred amounts would be forfeited in the event of termination for any reason except retirement, death or disability.

(5)	The 2002 Cash Bonus Plan (the “2002 Plan”) provides that the CEO, COO and CFO are eligible to receive bonuses based upon specified percentages of pre-tax, pre-bonus income. Division presidents are eligible to receive bonuses based upon specified percentages of their respective division pre-tax, pre-bonus income. All other participants are eligible to receive bonuses based upon specified percentages of a bonus pool determined as a specified percentage of pre-tax, pre-bonus income. Awards are paid over two years, with 75% paid following the determination of bonus awards, and 25% paid one year later. The deferred amounts would be forfeited in the event of termination for any reason except retirement, death or disability.

(6)	Represents matching contributions made by the Company into each executive’s 401(k) plan account in an amount equal to 3% of each executive’s eligible earnings, up to the maximum permitted.

The Company’s board of directors approved a cash bonus plan applicable in 2004 for all of its full-time, salaried employees, including the CEO, COO, CFO, division presidents, executives, managers, field construction staff, and certain other employees. Under the terms of this plan, the CEO, COO and CFO are eligible to receive bonuses based upon specified percentages of the Company’s pretax, pre-bonus income. Division presidents are eligible to receive bonuses based upon specified percentages of their respective division pre-tax, pre-bonus income. All other participants are eligible to receive bonuses based upon specified percentages of a bonus pool determined as a specified percentage of pre-tax, pre-bonus income.

For the CEO, COO, CFO, division presidents, executives and managers, awards are paid over two years, with 75% paid following the determination of bonus awards, and 25% paid one year later. The deferred amounts would be forfeited in the event of termination for any reason except retirement, death or disability.

The Company has implemented deferred compensation plans that allow certain officers and employees to defer a portion of their total income (base salary and bonuses). The deferral amount can be up to 20% of total income with a minimum of $10,000 annually.

Options/SAR Grants in Fiscal Year Ended December 31, 2004

No options were granted during 2004 to any director or Named Officer.

On March 7, 2000, the compensation committee of the Company’s board of directors unanimously voted to recommend for approval to the board of directors a proposed compensation package which included the William Lyon Homes 2000 Stock Incentive Plan (the “Stock Incentive Plan”). Subject to adoption and approval of the Stock Incentive Plan by the Company’s stockholders, on April 6, 2000, acting by unanimous written consent, the board of directors approved and adopted the Stock Incentive Plan. At the Company’s 2000 Annual Meeting on May 9, 2000, the stockholders adopted and approved the Stock Incentive Plan. The Stock Incentive Plan is administered by the compensation committee, by a delegation of the board of directors.

The purpose of the Stock Incentive Plan is to attract and retain the best available personnel, to provide additional incentive to key employees, officers and directors, and to promote the success of the Company’s business. One million shares of common stock are reserved for issuance under the Stock Incentive Plan, subject to adjustments related to changes in capitalization.

Both options intended to qualify as incentive stock options and nonqualified options may be granted under the Stock Incentive Plan. Nonqualified stock options may be granted to employees, consultants and directors. Incentive stock options may be granted only to employees. Options may be coupled with a stock appreciation right. Grants or sales of common stock also may be made to employees, consultants or directors upon terms and conditions determined by the Stock Incentive Plan’s administrator.

The Stock Incentive Plan will continue in effect for a term of ten years, unless terminated earlier as provided for in the Stock Incentive Plan. The term of each option will be stated in the applicable option agreement, but in no event may the term be more than ten years from the date of grant.

Effective on May 9, 2000, the Company issued options under the Stock Incentive Plan to purchase a total of 627,500 shares of common stock at $8.6875 per share. During the year ended December 31, 2001, the Company issued additional options under the Stock Incentive Plan to purchase 32,500 shares of common stock at an average price of $11.50 per share. During the year ended December 31, 2004, options were exercised to purchase 92,964 shares, 6,666 shares and 4,166 shares of common stock at a price of $8.6875, $13.00 and $9.10, respectively. During the year ended December 31, 2003, options were exercised to purchase 240,359 shares, 10,000 shares and 8,334 shares of common stock at a price of $8.6875, $13.00 and $9.10, respectively. During the year ended December 31, 2002, options were exercised to purchase 102,504 shares and 3,334 shares of common stock at a price of $8.6875 and $13.00, respectively. As of December 31, 2004, 56,666 options have been forfeited and 85,831 options priced at $8.6875 remain unexercised. All unexercised options expire on the date that is ten years after the date of the grant of such option.

Aggregated Option Exercises and Fiscal Year-end Option Value Table

The following table sets forth the information noted for all exercises of stock options during the fiscal year ended December 31, 2004 by each of the Named Officers and the fiscal year end value of unexercised options.

	Shares Acquired On Exercise(#)(1)	Value Realized($)(2)	Number of Securities Underlying Unexercised Options/SARS At Fiscal Year-End(#)(1)		Value of Unexercised In-The-Money Options/SARS At Fiscal Year-End($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
General William Lyon	—	—	—	—	—	—
Wade H. Cable	—	—	50,000	0	$3,077,625	0
Douglas F. Bauer	—	—	0	0	0	0
Thomas J. Mitchell	—	—	0	0	0	0
Mary J. Connelly	8,000	$602,500	8,665	0	$533,352	0

(1)	All exercised, exercisable and unexercisable options for each of the Named Officers were granted on May 9, 2000 under the Stock Incentive Plan. The options granted under the Stock Incentive Plan vested one-third on May 9, 2001, one-third on May 9, 2002 and one-third on May 9, 2003. The exercise price of these options is $8.6875. The value of unexercised in-the-money options is calculated by determining the difference between the closing price of the Company’s common stock on the New York Stock Exchange at December 31, 2004 ($70.24 per share) and the exercise price of the options.

(2)	The value realized is calculated by determining the difference between the closing price of the Company’s common stock on the New York Stock Exchange at exercise and the exercise price.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2004 with respect to compensation plans under which the Company’s Common Stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	85,831	$8.6875	396,666
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	85,831	$8.6875	396,666

No compensation plan under which the Company’s Common Stock is authorized for issuance was adopted without the approval of the Company’s stockholders.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employees, including executive officers, enter into annual employment agreements which provide that their employment is at-will. The employment agreements with each of General William Lyon, Wade H. Cable, Douglas F. Bauer, Thomas J. Mitchell and Mary J. Connelly provide for an annual salary effective January 1, 2005 of $1,000,000, $500,000, $225,000, $225,000 and $225,000 respectively. Effective July 1, 2005, Mr. Bauer was appointed Executive Vice President and his annual salary was increased effective July 1, 2005 to $275,000. Each employment agreement also provides for a monthly automobile allowance of $400, except for General William Lyon.

The Company has entered into indemnification agreements with all of its directors and the Named Officers, among others, to provide them with the maximum indemnification allowed under the Company’s certificate of incorporation and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being a director, officer or employee of the Company, to the maximum extent such indemnification is permitted by the laws of Delaware.

Compensation Committee Interlocks and Insider Participation

The members of the Company’s 2004 Compensation Committee were General James E. Dalton and Messrs. William H. McFarland, Alex Meruelo, Michael L. Meyer and Randolph W. Westerfield. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers has ever served as a director or member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served in either of those capacities for the Company.

Compensation Committee Report on Executive Compensation

In order to attract and retain well-qualified executives, which the Compensation Committee believes is crucial to the Company’s success, the Compensation Committee’s general approach to compensating executives is to pay cash salaries which are commensurate with the executives’ experience and expertise and, where relevant, are competitive with the salaries paid to executives in the Company’s industry and primary geographic locations. In addition, to align executive compensation with the Company’s business strategies, values and management initiatives, both short and long term, the Compensation Committee may, with the Board’s approval, authorize the payment of discretionary bonuses based upon an assessment of each executive’s contributions to William Lyon Homes. In general, the Compensation Committee believes that these discretionary bonuses should be related to the Company’s and the executive’s performance.

Chief Executive Officer Compensation — The compensation program for the Chief Executive Officer (“CEO”) was comprised of two components, base salary and incentive compensation in the form of a bonus. The CEO’s base salary is established annually in light of the factors discussed above and job performance. The CEO’s job performance was evaluated by reference to the Company’s performance with respect to new home orders, homes closed, land acquisitions, revenue and earnings, return on stockholder equity, improving capital structure and financial condition, as well as the CEO’s leadership and team-building skills. The CEO participates in the 2004 Cash Bonus Plan as described below in which he is eligible to receive bonuses based upon specified percentages of the Company’s pre-tax, pre-bonus income. No stock options were granted to the CEO during 2004.

Compensation With Respect to Other Executive Officers — The Company’s compensation for the other executive officers was comprised of a base salary and incentive compensation pursuant to the 2004 Cash Bonus Plan described below. Each of the Named Officers also receives an auto allowance, a policy that was instituted in 2000. The rate of compensation for each of the other executive officers has been in effect for varying periods, and is based in part upon the review of a survey of compensation paid by other homebuilders of similar size. No stock options were granted to the other executive officers during 2004.

2004 Cash Bonus Plan — The 2004 Cash Bonus Plan (the “2004 Plan”) provides that the CEO, the Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”) are eligible to receive bonuses based upon specified percentages of the Company’s pretax, pre-bonus income. Division presidents are eligible to receive bonuses based upon specified percentages of their respective division pre-tax, pre-bonus income. All other participants are eligible to receive bonuses based upon specified percentages of a bonus pool consisting of a specified percentage of pre-tax, pre-bonus income. For the CEO, COO, CFO, division presidents, executives and managers, awards are paid over two years, with 75% paid following the determination of bonus awards, and 25% paid one year later. The deferred amounts would be forfeited in the event of termination for any reason except retirement, death or disability.

Section 162(m) — Section 162(m) of the Internal Revenue Code provides that any publicly-traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to “performance-based compensation,” as defined in Section 162(m). The 2004 Cash Bonus Plan is intended to provide bonuses that are considered “performance-based compensation” and therefore exempt from the deductibility limitations imposed under Section 162(m). Although the Company’s general approach is to establish compensation practices that are cost-efficient with respect to taxes, the Company reserves the authority to award compensation that is not deductible under Section 162(m) to the Company’s executive officers in the future to the extent consistent with other compensation objectives.

Submitted by the COMPENSATION COMMITTEE

Randolph W. Westerfield, Chairman*

James E. Dalton*

William H. McFarland*

Alex Meruelo

Michael L. Meyer*

February 28, 2005

*	Not currently a director.

The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

Certain Business Relationships and Related Transactions

Acquisition of Real Estate Projects from Entities Controlled by General William Lyon and/or William H. Lyon.

On October 26, 2000, the Company’s board of directors (with General William Lyon and William H. Lyon abstaining) approved the purchase of 579 lots for a total purchase price of $12,581,000 from an entity controlled by General William Lyon and William H. Lyon. The terms of the purchase agreement provide for an initial option payment of $1,000,000 and a rolling option takedown of the lots. In addition, one-half of the net profits in excess of six percent from the development are to be paid to the seller. Phase takedowns of approximately 20 lots were anticipated to occur at periodic intervals for each of several product types through September 2004. As of December 31, 2004, all lots were purchased under this agreement. During the years ended December 31, 2004, 2003 and 2002, the Company purchased 92, 72 and 183 lots, respectively, under this agreement for a total purchase price of $1,984,000, $2,507,000 and $4,150,000, respectively. During the nine months ended September 30, 2005 and the years ended December 31, 2004, 2003 and 2002, the Company paid $1,949,000, $1,689,000, $0 and $1,614,000, respectively for one-half of the net profits in excess of six percent from the development. This land acquisition qualified as an affiliate transaction under the Company’s 12½% Senior Notes due July 1, 2003 Indenture dated as of June 29, 1994 (“Indenture”). Pursuant to the terms of the Indenture, the Company determined that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person. The Company delivered to the Trustee under the Indenture a resolution of the Company’s Board of Directors set forth in an Officers’ Certificate certifying that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person and the land acquisition was approved by a majority of the disinterested members of the Company’s Board of Directors of the Company. Further, the Company delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified.

On July 9, 2002, the Company’s Board of Directors (with General William Lyon and William H. Lyon abstaining) approved the purchase of 144 lots, through a land banking arrangement, for a total purchase price of $16,660,000 from an entity that purchased the lots from General William Lyon. The terms of the purchase agreement provide for an initial deposit of $3,300,000 (paid on July 23, 2002) and monthly option payments of 11.5% on the seller’s outstanding investment. Such option payments entitle the Company to phase takedowns of approximately 14 lots each, which were anticipated to occur at one to two month intervals through March 2004. As of December 31, 2004, all lots were purchased under this agreement. During the years ended December 31, 2004, 2003 and 2002, 43, 85 and 16 lots have been purchased under this agreement for a purchase price of $4,975,000, $9,834,000 and $1,851,000, respectively. Had the Company purchased the property directly from General Lyon, the acquisition would have qualified as an affiliate transaction under the Indenture. Even though the Company’s agreement is not with General William Lyon, the Company chose to treat it as an affiliate transaction. Pursuant to the terms of the Indenture, the Company determined that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person. The Company delivered to the Trustee under the Indenture a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person and the land acquisition was approved by a majority of the disinterested members of the Board of Directors of the Company. Further, the Company has delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified.

Purchase of Land from Unconsolidated Joint Venture.

The Company purchased land for a total purchase price of $116,096,000, $33,655,000, $8,440,000 and $17,079,000 during the nine months ended September 30, 2005 and the years ended December 31, 2004, 2003 and 2002, respectively, from certain of the Company’s joint ventures.

Agreements with Entities Controlled by William Lyon and William H. Lyon.

For the nine months ended September 30, 2005 and the years ended December 31, 2004, 2003 and 2002, the Company incurred reimbursable on-site labor costs of $99,000, $183,000, $277,000 and $178,000, respectively, for providing customer service to real estate projects developed by entities controlled by General William Lyon and William H. Lyon, of which $26,000 and $25,000 was due to the Company at December 31, 2004 and 2003, respectively. In addition, the Company earned fees of $28,000, $110,000, $109,000 and $99,000, for tax and accounting services performed for entities controlled by General William Lyon and William H. Lyon during the nine months ended September 30, 2005 and the years ended December 31, 2004, 2003 and 2002, respectively.

Rent Paid to a Trust of which William H. Lyon is the Sole Beneficiary.

For the nine months ended September 30, 2005 and the years ended December 31, 2004, 2003, and 2002, the Company incurred charges of $566,000, $755,000, $753,000, and $729,000, respectively, related to rent on the Company’s corporate office, from a trust of which William H. Lyon is the sole beneficiary.

Charges Incurred Related to the Charter and Use of Aircraft.

During the years ended December 31, 2004, 2003 and 2002, the Company incurred charges of $172,000, $250,000 and $177,000, respectively, related to the charter and use of aircraft owned by an affiliate of General William Lyon.

Effective September 1, 2004, the Company entered into an aircraft consulting and management agreement with an affiliate (the “Affiliate”) of William Lyon to operate and manage the Company’s aircraft which was placed in service effective as of September 1, 2004. The terms of the agreement provide that the Affiliate shall consult and render its advice and management services to the Company with respect to all functions necessary to the operation, maintenance and administration of the aircraft. The Company’s business plan for the aircraft includes (i) use by Company executives for traveling on Company business to the Company’s divisional offices and other destinations, (ii) charter service to outside third parties and (iii) charter service to General William Lyon personally. Charter services for outside third parties and General William Lyon personally are contracted for at market rates. As compensation to the Affiliate for its management and consulting services under the agreement, the Company pays the Affiliate a fee equal to (i) the amount equal to 107% of compensation paid by the Affiliate for the pilots supplied pursuant to the agreement, (ii) $50 per operating hour for the aircraft and (iii) $9,000 per month for hangar rent. In addition, all maintenance work, inspections and repairs performed by the Affiliate on the aircraft are charged to the Company at the Affiliate’s published rates for maintenance, inspection and repairs in effect at the time such work is completed. The total amounts paid to the Affiliate under the agreement were $1,084,000 for the nine months ended September 30, 2005 and $509,000 for the year ended December 31, 2004.

Pursuant to the agreement above, the Company had earned revenue of $366,000 and $187,000 for charter services provided to General William Lyon personally, during the nine months ended September 30, 2005 and the year ended December 31, 2004, respectively.

Mortgage Loans.

In 2004, the Company offered home mortgage loans to its employees and directors through its mortgage company subsidiary, Duxford Financial, Inc. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collectability or present other unfavorable features and were sold to investors typically within 7 to 15 days.

Home Purchases

On May 28, 2004 and June 18, 2004, General William Lyon and his wife, Willa Dean Lyon, purchased two of the Company’s homes for a total purchase price of approximately $877,000. The purchase prices were based on the prices offered to third parties and no discounts were given. The homes were purchased for use as residences by certain family members.

On October 28, 2004, one of the Company’s directors, Michael L. Meyer, purchased one of the Company’s homes for a total purchase price of approximately $835,000. The purchase price was based on the prices offered to third parties and no discounts were given.

Finder’s Fee Agreement

The Company and Alex Meruelo are parties to an agreement pursuant to which Mr. Meruelo is eligible to receive a finder’s fee based upon the cash distributions received by a subsidiary of the Company from a joint venture development project relating to a portion of the Fort Ord military base in Monterey County, California. The joint venture development project resulted from Mr. Meruelo’s introduction of the Company to Woodman Development Company, LLC (“Woodman”) and the subsequent formation of East Garrison Partners I, LLC (“EGP”) as a joint venture between Woodman and Lyon East Garrison Company I, LLC (“EGC”). The finder’s fee will equal 5% of all net cash distributions distributed by EGP to EGC with respect to EGC’s existing 50% interest in EGP that are in excess of distributions with respect to certain deficit advances, deficit preferred returns, returns of capital and preferred returns on unreturned capital. The calculation of the finder’s fee will be based on net cash distributions received from EGP on land sales and will not be determined on the basis of any revenues, profits or distributions received from any affiliate of EGC for the construction and sale or leasing of residential or commercial buildings on such lots. Mr. Meruelo is not obligated to perform any services for EGC other than the introduction to Woodman.

Certain Family Relationships.

William H. Lyon, one of the Company’s directors and the Vice President and Chief Administrative Officer of the Company, is the son of General William Lyon. General William Lyon is the Company’s Chairman of the Board of Directors and the Chief Executive Officer. In 2004, William H. Lyon received a base salary of $115,000 and a monthly car allowance of $400 from the Company, and earned a bonus of $398,202 under the terms of the Company’s 2004 Cash Bonus Plan. The bonus earned by William H. Lyon in 2004 is consistent with bonuses earned by other Company employees with similar responsibilities.

Terry A. Connelly, who is Vice President and Director of Operations of the Company’s Nevada Division, is married to Mary J. Connelly, President of the Nevada Division. In 2004, Mr. Connelly received a base salary of $139,800 and a monthly car allowance of $400 from the Company, and earned a bonus of $815,630 under the terms of the Company’s 2004 Cash Bonus Plan. The bonus earned by Mr. Connelly in 2004 is consistent with the bonuses earned by other Company employees with similar responsibilities.

Jeffrey D. Frankel, who is an Assistant Project Manager in the Company’s Northern California Division, is the son of Richard E. Frankel, a director of the Company. In 2004, Mr. Frankel received salary payments of $66,844 (based on an annual base salary of $95,000) and a monthly car allowance of $400 from the Company, and earned a bonus of $117,049 under the terms of the Company’s 2004 Cash Bonus Plan. The bonus earned by Mr. Frankel in 2004 is consistent with the bonuses earned by other Company employees with similar responsibilities.

Common Stock Price Performance

The graph below compares the cumulative total return of the Common Stock of the Company, the S & P 500 Index and the S & P Homebuilding Index:

The graph above is based upon common stock and index prices calculated as of December 31 for 1999, 2000, 2001, 2002, 2003 and 2004. The base period is December 31, 1999, on which date the closing price of the Company’s Common Stock was $5.50 per share. Total return assumes an investment of $100 at market close on December 31, 1999 in the Company, the S&P 500 Index and the S&P Homebuilding Index. On December 31, 2004, the Company’s Common Stock closed at $70.24 per share. The stock price performance of the Company’s Common Stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of reports received by the Company during or with respect to the year ended December 31, 2004 pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, all reports required during or with respect to the year ended December 31, 2004 on Form 3, Form 4 and Form 5 were timely filed by the Company’s directors, officers and 10% stockholders.

PROPOSAL NO. 2

APPROVAL OF 2005 SENIOR EXECUTIVE BONUS PLAN

At the Annual Meeting, you will be asked to approve the adoption of the Company’s 2005 Senior Executive Bonus Plan (the “Plan”). The Plan has been adopted by the Compensation Committee of the Company’s Board of Directors and provides for performance awards payable in cash to certain participants under the Plan, which are contingent upon stockholder approval of the Plan.

Purpose of the Plan

The Board of Directors believes that adoption of the Plan is necessary to insure that the Company has the ability to attract and retain highly qualified senior executive officers by providing adequate incentives through performance awards. The adoption of the Plan will also permit the granting of performance awards payable in cash on the attainment of performance goals to certain senior executive officers of the Company which will qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), as discussed below.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Common Stock is required to approve the Plan.

Effect of Vote on Prior Grants

The Plan provides for performance awards payable in cash to certain participants under the Plan, as described below. None of such awards have yet been paid. If the Plan is approved at the Meeting, the awards will be paid on the attainment of the performance goals and on the satisfaction of other conditions to payment, as described below. If the Plan is not approved at the Meeting, the awards will be cancelled.

The Board of Directors recommends a vote “For” approval of the 2005 Senior Executive Bonus Plan.

Summary of the Plan

The principal features of the Plan are summarized below. A copy of the Plan is attached hereto as Appendix B.

Eligibility and Participation

The Plan applies to the Company’s Chief Executive Officer (“CEO”) and Chief Operating Officer (“COO”) and its Division Presidents.

Administration of the Plan

The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”) consisting of two or more directors of the Company who are both (a) “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, and (b) “outside directors” within the meaning of Section 162(m) of the Code. The Committee has broad discretion and power in interpreting and operating the Plan, provided that it will not exercise discretion in a manner inconsistent with the qualification of awards granted to executive officers of the Company whose compensation is subject to the deductibility limit of Section 162(m) of the Code as “performance based” compensation.

Determination and Payment of Amount of Awards

The Plan provides for bonuses only in respect of 2005. Under the terms of the Plan, the CEO and the COO will each be eligible to receive a bonus of 3% of the Company’s consolidated pre-tax, pre-bonus income. In addition, under the Plan, each Division President will be eligible to receive a bonus of 3% of the division’s pre-tax, pre-bonus income, determined after allocation to the division of its allocable portion of corporate general and administrative expenses. The Committee will exercise its discretion to increase or decrease the award of a particular executive in the event of extraordinary or substandard performance, which determination may be made on the basis of either objective or subjective criteria. However, the Committee will not exercise any discretion to increase the bonus of any executive officer of the Company whose compensation is subject to the deductibility limit of Section 162(m) of the Code above the amount determined under the formulas set forth above and may not waive the achievement of the applicable performance goals for such executive officers.

An executive’s right to receive a bonus under the Plan is conditioned upon his or her being actively employed by the Company or its divisions or subsidiaries on the date of payment, except in the case of retirement, death or disability. Awards under the Plan will be paid over two years, with 75% paid following the determination of the bonus awards, and 25% paid one year later. The amounts payable one year later are conditioned upon continued employment to the date of payment, except in the case of retirement, death or disability. All awards under the Plan will be prorated downward if the sum of all of the calculated awards under the Plan and the Company’s 2005 bonus plans for other officers and employees of the Company and its subsidiaries would exceed 20% of the Company’s consolidated pre-tax, pre-bonus income.

The Company intends that performance awards granted to executive officers of the Company whose compensation is subject to the deductibility limit of Section 162(m) of the Code will qualify as “performance based” compensation. Before the payment of any award that is intended to constitute “performance based” compensation within the meaning of Section 162(m) of the Code, the Committee shall certify in writing that the applicable performance criteria have been achieved to the extent necessary for such award to so qualify. The Committee shall have the power to impose such other restrictions on awards intended to constitute “performance based” compensation as it may deem necessary or appropriate to ensure that such awards satisfy all requirements to constitute “performance based” compensation within the meaning of Section 162(m), or which are not inconsistent with such requirements.

New Plan Benefits

The awards that will be received by any person under the Plan, if the Plan is approved, are not determinable at this time because awards under the Plan will be determined based on the pre-tax, pre-bonus income for 2005 of the Company or its divisions, as applicable, and are subject to downward and, in some cases, upward adjustment by the Committee under certain circumstances as described above. As a result, the grants that may be awarded under the Plan are not determinable until the Committee assesses the criteria relevant to each individual participant. However, the Plan is substantially similar to the Company’s 2004 bonus plan for senior executives (the “2004 Plan”) and the following table reflects the amounts which were awarded under the 2004 Plan. To the extent that the Company’s pre-tax, pre-bonus income for 2005 is above that for 2004, bonuses under the Plan in 2005 will likely be higher than in 2004.

NEW PLAN BENEFITS(1)

2005 SENIOR EXECUTIVE BONUS PLAN

Name and Position	Dollar Value ($) (Based on 2004)
General William Lyon, Chairman of the Board and Chief Executive Officer	$10,176,870
Wade H. Cable, Director, President and Chief Operating Officer	$10,176,870
Douglas F. Bauer, Executive Vice President and Northern California Division President	$3,273,060
Thomas J. Mitchell, Senior Vice President and Southern California Division President	$2,667,000
Mary J. Connelly, Senior Vice President and Nevada Division President	$1,857,360
Current Executive Officers	$30,529,860
Current Directors That Are Not Executive Officers	$0
All Employees (including all current officers who are not executive officers)	$0

(1)	Does not include bonuses awarded to executive officers and employees (including current officers who are not executive officers) of the Company and its subsidiaries who are not participants in the 2005 Senior Executive Bonus Plan but who participated in other Company bonus plans in 2004. As noted above, total bonuses under all of the Company’s 2005 bonus plans shall not exceed 20% of the Company’s pre-tax, pre-bonus consolidated income.

Federal Income Tax Matters

The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to persons who are not citizens or residents of the United States, or foreign, state or local tax laws, or estate and gift tax considerations. In addition, the tax consequences to a particular participant may be affected by matters not discussed above. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT HIS TAX ADVISOR CONCERNING THE TAX CONSEQUENCES TO HIM OF THE PLAN, INCLUDING THE EFFECTS OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF CHANGES IN THE TAX LAWS.

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Code.

In general, the recipient of an award will recognize compensation income when the award is paid, and, subject to the provisions of Section 162(m) of the Code, the Company will take a corresponding deduction. The Company will withhold income and payroll taxes as required by law from the payment of awards.

Section 162(m) of the Code provides that any publicly-traded corporation will be denied a deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1,000,000 per officer per year. However, the deduction limit does not apply to “performance based” compensation, as defined in Section 162(m). Compensation is performance based compensation if (i) the compensation is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the Board of Directors of directors consisting of “outside directors”; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by the stockholders in a separate vote; and (iv) the compensation committee certifies that the performance goals have been satisfied. The Company believes that, if the stockholders approve the Plan, awards granted to executive officers whose compensation is subject to the deduction limit of Section 162(m) will qualify as performance based compensation, and therefore be deductible without regard to the limitation of Section 162(m) of the Code.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is seeking stockholder ratification of the Audit Committee’s selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005. Kenneth Leventhal & Company, which merged with Ernst & Young LLP in 1995, had served as the former The Presley Companies’ independent auditors since 1987 and the Company’s independent auditors since its formation. It is anticipated that representatives from Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make any statements they desire to make and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “For” the ratification of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm.

OTHER BUSINESS

We know of no other matters to be brought before the Annual Meeting. If other matters should come before the Annual Meeting, it is the intention of each person mentioned in the proxy to vote such proxy in accordance with his or her judgment on such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy materials.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals by stockholders intended to be presented at the next annual meeting in 2006 must be sent in writing to the Vice President and Corporate Secretary of the Company at our principal executive offices and received by June 27, 2006 to be considered for inclusion in the Company’s proxy materials under the rules of the Securities and Exchange Commission if the next annual meeting were held in November 2006. However, the Company will likely elect to hold its next annual meeting in the spring or summer of 2006, in which event any such stockholder proposals would have to be received by the Company a reasonable time before the Company’s solicitation is made. In addition, the proxy statement for the next year’s annual meeting will confer discretionary authority to the Board of Directors to vote on any stockholder proposal presented, unless the Company receives timely notice of such stockholder as provided for in the Company’s Bylaws. Further, in order for stockholder proposals to be eligible to be brought before the Company’s stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by the Company’s Bylaws, as described below. Stockholder nominations of directors are not stockholder proposals within the meaning of the Securities and Exchange Commission’s Rule 14a-8 and are not eligible for inclusion in the Company’s proxy statement.

The Bylaws of the Company require that all proposals for business to be transacted at a stockholder meeting, other than those made by the Board of Directors, be made pursuant to written notice to the Vice President and Corporate Secretary of the Company. The notice must be received not later than 90 days in advance of such meeting, or, if later, the seventh day following the first public announcement of the date of such meeting. The notice must set forth a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, the name and address, as they appear on the Company’s books, of the stockholder proposing such business, the class and number of shares of the Company which are beneficially owned by the stockholder, and any material interest of the stockholder in such business. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Company.

The Bylaws of the Company require that all nominations for persons to be elected Directors, other than those made by the Board of Directors, be made pursuant to written notice to the Vice President and Corporate Secretary of the Company. The notice must be received not later than 90 days in advance of such meeting, or, if later, the seventh day following the first public announcement of the date of such meeting. The notice must set forth (1) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated, (2) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice, (3) a description of all arrangements or understanding between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, including such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and (4) the consent of each nominee to serve as a director of the Company if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Company.

FINANCIAL STATEMENTS; ANNUAL REPORT

Our 2004 Annual Report on Form 10-K, as amended and exclusive of exhibits, including financial statements for fiscal year 2004, accompanies this Proxy Statement. Additional copies of our Annual Report on Form 10-K, as amended, as well as copies of our 2004 Annual Report, may be obtained without charge by writing to: William Lyon Homes, Attn: Investor Relations, 4490 Von Karman Avenue, Newport Beach, California 92660.

APPENDIX A

AUDIT COMMITTEE CHARTER

William Lyon Homes

Audit Committee

Charter

(Amended and Restated February 18, 2004)

Article I

Formation and Purpose

1.    The Board of Directors (the “Board”) of William Lyon Homes, a Delaware corporation (the “Company”) has formed the Audit Committee (the “Committee”) pursuant to Section 141(c)(2) of the Delaware General Corporation Law and Article V of the Company’s Bylaws. The purposes of the Committee are (1) to assist Board oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the Company’s independent auditors’ qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors, and (2) to prepare an audit committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

2.    The Committee shall fulfill its purposes by carrying out the functions set forth in Article III. In addition, the Committee shall have such other powers and responsibilities as may be expressly delegated to the Committee from time to time by the Board. Subject to any restrictions set forth in the Company’s Certificate of Incorporation and Bylaws and applicable law, the Committee shall have all power and authority necessary or appropriate to carry out its purposes and responsibilities.

3.    In discharging its role, the Committee encourages free and open communication among the Committee, the Company’s independent auditors and management, and is empowered to investigate any matter brought to its attention with all requisite access to the books, records, facilities and personnel of the Company and with access to the Company’s outside legal counsel and other advisors. The Committee has the power to retain separate outside counsel or other advisors, different from the Company’s regular outside counsel and advisors, and to authorize such expenditures by the Company as it shall determine necessary for payment of compensation to (1) the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and (2) any counsel or advisers engaged by the Audit Committee. The Committee shall have direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors and the approval of all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditors. The independent auditors shall report directly to the Committee.

4.    Management is responsible for preparing the Company’s financial statements and for their accuracy, and the Company’s independent auditors are responsible for auditing those financial statements. While the Committee has certain authority and oversight responsibilities under this charter, it is not the responsibility of the Committee to plan or conduct audits. In the absence of their possession of reason to believe that such reliance is unwarranted, the members of the Committee may rely without independent verification on the information provided to them and on the representations made by the Company’s management and the Company’s independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s authority and oversight responsibilities do not assure that the audits of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles (“GAAP”) or that the Company’s independent auditors are in fact “independent.”

Article II

Composition

1.    The Committee shall be comprised of not less than three members of the Board. Subject to the foregoing, the exact number of members of the Committee shall be fixed and may be changed from time to time by resolution duly adopted by the Board. Each Committee member shall be determined by the Board to be independent in accordance with the criteria set by the New York Stock Exchange, Inc. (“NYSE”) for board members and audit committee members and the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). All members shall meet the NYSE’s financial literacy requirements and at least one member shall be an “audit committee financial expert” as such term is defined in applicable SEC rules. If a member of the Audit Committee serves on the audit committees of three or more public companies and such member wishes to serve on the audit committee of another public company, then such member shall so notify the Board and the member may serve on the additional audit committee only if the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Such determination by the Board shall be disclosed in the Company’s annual proxy statement in accordance with applicable laws and regulations.

2.    The members of the Committee shall be appointed by the Board and shall serve until their successors are appointed or until their earlier resignation or removal. The members shall serve at the pleasure of the Board and may be removed, with or without cause, from the Committee at any time by the Board.

3.    The Board shall appoint one member of the Committee to serve as the Chair of the Committee. The Chair shall set the agenda for the Committee’s meetings, convene and chair the Committee’s meetings and act as the Committee’s representative to the Board in communicating with the Board and management. In addition, the Chair of the Committee shall preside at the executive sessions of the non-management members of the Board. If the Board fails to appoint a Chair of the Committee, the members of the Committee shall elect a Chair by majority vote of the full Committee to serve at the pleasure of the majority of the full Committee. The Chair of the Committee shall serve as Chair for not more than five consecutive years.

Article III

Key Functions

The Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the Company’s independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the Company’s independent auditors, have more time, knowledge and more detailed information concerning the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to work of the Company’s independent auditors. Further, auditing literature, particularly Statement of Auditing Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as applied to the Committee in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements. The Committee shall, subject to the requirements of the Company’s Certificate of Incorporation and Bylaws and applicable law, carry out the following responsibilities and functions:

1.    Pre-Approval of Auditor Services.

(a)  Approve in advance all auditing services, including the provision of comfort letters in connection with securities offerings, and non-audit services permitted by applicable law to be provided to the Company by the Company’s independent auditors, except non-auditing services which meet the following criteria:

(i)  The aggregate amount of all such non-audit services provided to the Company constitute less than 5% of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided;

(ii)  The services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)  The services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee.

If the Committee approves an audit service within the scope of engagement of the independent auditor, the audit service shall be deemed to have been preapproved for purposes of this Article III.1. The Committee may delegate to one or more of its members the authority to grant pre-approvals. Any decision by a member to whom such authority has been delegated shall be presented to the Committee at its next meeting.

(b)  Any approval by the Committee of a permitted non-audit service in the Company’s applicable periodic public filings shall be disclosed as required by law.

2.    Oversight of Independent Auditing Services.

(a)  Have direct responsibility for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

(b)  Meet with the independent auditors to review and approve the plan and scope for each audit of the Company’s financial statements and related services, including proposed fees to be incurred with respect thereto.

(c)  Review and recommend action with respect to the results of each independent audit of the Company’s financial statements and recommendations of the independent auditors arising as a result of such audit.

(d)  Review with the independent auditors any audit problems or difficulties and management’s response, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. The review should also include a discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

(e)  Discuss with the Company’s independent auditors the matters required to be communicated pursuant to Statement on Auditing Standards No. 61 (“SAS 61”), as it may be amended or supplemented.

(f)  At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to respond to such issues, and (iii) all relationships between the independent auditors and the Company (which may be set forth in the disclosures required in Article III.2.(g) below).

(g)  At least annually, discuss with the independent auditors their independence and receive each of the following in writing:

(i)  disclosure of all relationships between the independent auditors and their related entities and the Company and its related entities that in the auditors’ professional judgment may reasonably be thought to bear on independence; and

(ii)  confirmation that, in the auditors’ professional judgment, they are independent of the Company within the meaning of the federal securities laws.

(h)  Discuss with the Company’s independent auditors any relationships or services disclosed by the independent auditors that may impact the objectivity and independence of the independent auditors and recommend to the Board any actions in response to the independent auditors’ disclosures to satisfy itself of the independent auditors’ independence.

(i)  Obtain and review the reports of the Public Company Accounting Oversight Board with respect to the Company’s independent auditors when such reports are made publicly available.

(j)  At least annually, evaluate the independent auditors’ qualifications, performance and independence, including a review and evaluation of the lead partner of the independent auditors, and present its conclusions to the Board. In making its evaluation, the Committee should take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function) and should consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself.

3.    Financial Statements and Disclosures.

(a)  Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles.

(b)  Review analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

(c)  Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

(d)  Resolve any disagreements between management and the independent auditors regarding financial reporting.

(e)  Receive the report of the independent auditor that performs for the Company any audit required by the Exchange Act with respect to each of the following:

(i)  All critical accounting policies and practices to be used;

(ii)  All alternative treatments of financial information within GAAP that have been discussed with management officials of the Company, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor; and

(iii)  Other material written communications between the independent auditor and the Company such as any management letter or schedule of unadjusted differences.

(f)  Review and discuss with the Company’s independent auditors and management the Company’s audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K.

(g)  Based on (1) its review and discussions with management of the Company’s audited financial statements; (2) its discussion with the independent auditors of the matters to be communicated pursuant to SAS 61; and (3) the written disclosures from the Company’s independent auditors regarding independence, recommend to the Board whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

(h)  Review and discuss with the Company’s independent auditors and management the Company’s quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Reports on Form 10-Q.

(i)  Review and discuss earnings press releases (including the type and presentation of information to be included therein, particularly the use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion may be general in nature (e.g., discussion of the types of information to be disclosed and the type of presentation to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

4.    Internal Accounting.

(a)  Review with the Company’s independent auditors and financial management the adequacy and effectiveness of the Company’s system of internal accounting controls, including the adequacy of such controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper and any special audit steps adopted in light of material control deficiencies.

(b)  Prior to the Company’s filing of any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, receive the following disclosures from the Company’s principal executive officer and principal financial officer with respect to the following:

(i)  All significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data;

(ii)  All material weaknesses in internal controls identified by such officers to the Company’s independent auditors; and

(iii)  Any fraud, whether material or not material, that involves management of the Company or other employees who have a significant role in the Company’s internal controls.

(c)  Obtain the attestation and report of the Company’s independent auditors on the assessment made by the Company’s management in the Company’s Annual Report on Form 10-K of the effectiveness of the Company’s internal control structure and procedures for financial reporting.

(d)  Review the scope and results of the Company’s internal auditing procedures and practices and oversee the effectiveness thereof.

5.    Management Conduct Policies.

(a)  Establish procedures for:

(i)  The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(ii)  The confidential, anonymous submission by employees of the Company and others of concerns regarding questionable accounting or auditing matters.

(b)  Review from time to time and make recommendations with respect to the Company’s policies relating to management conduct and oversee procedures and practices to ensure compliance therewith. Such policies shall include, without limitation, those relating to (1) transactions between the Company and members of its management, (2) political contributions and other sensitive payments, (3) compliance with the Foreign Corrupt Practices Act, and (4) corporate or competitive opportunities offered or enjoyed by members of such management.

(c)  Review from time to time and administer the Company’s Code of Business Conduct and Ethics, which includes those standards required by applicable SEC and NYSE rules.

(d)  Make interpretations from time to time as to the scope and application of the Company’s management conduct policies.

(e)  Review and approve or disapprove, as contemplated by the Company’s Code of Business Conduct and Ethics, proposed transactions between the Company and its employees or directors.

(f)  Receive any report required to be made by the Company’s attorneys pursuant to the standards adopted by the SEC for professional conduct of attorneys appearing and practicing before the SEC.

6.    Reports.

(a)  Prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

(b)  Review with the Board, among other matters, any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

(c)  Report to the Board as necessary regarding the Committee’s recommendations and activities.

7.    Other Duties.

(a)  Discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures and discuss guidelines and policies to govern the process by which the CEO and senior management assess and manage the Company’s exposure to risk.

(b)  Set clear policies for the employment by the Company or its subsidiaries of employees or former employees of the independent auditors, taking into consideration the pressures that may exist for auditors consciously or subconsciously seeking a job with the Company.

(c)  At least annually, review the adequacy of this charter and recommend to the Company’s Board of Directors any changes to this charter that the Committee deems necessary, appropriate or desirable.

(d)  Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this charter.

(e)  Perform such other specific functions as the Board may from time to time direct, and make such investigations and reviews of the Company and its operations as the Chief Executive Officer or the Board may from time to time request.

(f)  Conduct such investigations as the Committee deems necessary and retain outside experts, if required.

The foregoing functions and responsibilities are set forth as a guide with the understanding that the Committee may, to the extent permitted by applicable laws or regulations, diverge from this guide as appropriate given the circumstances. In addition, the Committee is authorized to take any actions reasonably related to the mandate of this Charter.

Article IV

Procedures and Meetings

1.    The Committee shall keep regular minutes of its meetings. Meetings and actions of the Committee shall be governed by, and held and taken in accordance with, the provisions of Article IV of the Company’s Bylaws (other than Sections 4.2 and 4.7), with such changes in the context of those Bylaws as necessary to substitute the Committee, the Chair of the Committee and its members for the Board, the Chairman of the Board and its members. The Committee shall hold meetings as frequently as necessary at such time and such place as the Committee determines from time to time, with additional meetings to be held as circumstances dictate. In the absence of the Chair, a member designated by the Chair or designated by a majority of the members in attendance shall preside at meeting.

2.    The Committee may, to the extent permitted by applicable laws and regulations, form and delegate any of its responsibilities to, a subcommittee so long as such subcommittee consists of at least two members of the Committee. The requirements for action by a subcommittee shall, except as otherwise provided by act of the Committee, be the same as applicable to the Committee.

3.    All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. To perform its oversight functions effectively, the Committee should meet separately, periodically, with management, with the internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors. The Committee may, at its discretion and at the invitation of the Chair, include in its meetings members of the Company’s management, representatives of the Company’s outside advisors, any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.

APPENDIX B

WILLIAM LYON HOMES

2005 SENIOR EXECUTIVE BONUS PLAN

BONUS PLAN PARTICIPANT	% DEFERRED	DEFERRAL CRITERIA	PAYMENT CRITERIA	DESCRIPTION	PAY DATE

CEO AND COO	25%	75% paid Year 1 25% paid Year 2 forfeited if terminated—except retirement, disability or death	3% of WLS pre-tax, pre-bonus income each	Based on: • Management Level • Position Impact w/WLS • Competitive Pay Levels • Short-Term Compensation Target for the Position • Current Salary • Individual Performance	After year-end Audit

DIVISION PRESIDENTS	25%	75% paid Year 1 25% paid Year 2 forfeited if terminated—except retirement, disability or death	3% of Division’s pre-tax, pre-bonus income after Corporate allocation minimum payment equal to 100% of annual salary	Based on: • Management Level • Position Impact w/WLS • Competitive Pay Levels • Short-Term Compensation Target for the Position • Current Salary • Individual Performance	After year-end Audit

Note:

•	Plan requires the employee to be actively employed on the date bonus checks are distributed to qualify for payment except in event of death, disability or retirement.

•	WLS represents William Lyon Homes stock symbol.

•	Awards to be administered (including no discretion to increase) in order to comply with Section 162(m), if applicable.

B-1

PROXY

WILLIAM LYON HOMES

PROXY for Annual Meeting of Holders of Common Stock of William Lyon Homes

to be held Wednesday, November 9, 2005

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of William Lyon Homes dated October 25, 2005 and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Michael D. Grubbs, or in his absence, W. Douglass Harris, with full power to each of substitution and resubstitution, as attorneys and proxies of the undersigned.

Said proxies are hereby given authority to vote all shares of common stock of William Lyon Homes which the undersigned may be entitled to vote at the Annual Meeting of Holders of Common Stock of William Lyon Homes, to be held at 4:00 p.m. local time, on Wednesday, November 9, 2005, at The Balboa Bay Club & Resort, 1221 West Coast Highway, Newport Beach, California 92663 and at any and all adjournments or postponements thereof (the “Annual Meeting”) on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

This proxy is solicited by the Board of Directors of William Lyon Homes, and when properly executed, the shares represented hereby will be voted in accordance with the instructions in this proxy. If no direction is made, this proxy will be voted FOR the election of all nominees named as Directors of William Lyon Homes on the reverse side hereof, FOR the approval of the Company’s 2005 Senior Executive Bonus Plan and FOR the ratification of the Audit Committee’s selection of the independent registered public accounting firm.

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

(SEE REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

é  FOLD AND DETACH HERE  é

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR all nominees (except as marked to the contrary below)	WITHHOLD AUTHORITY for all nominees			FOR	AGAINST	ABSTAIN
1: ELECTION OF 8 DIRECTORS:	☐	☐	3:	Proposal to ratify the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

Nominees:	01. William Lyon, 02. Wade H. Cable, 03. Harold H. Greene, 04. Gary H. Hunt, 05. Arthur B. Laffer, 06. Richard E. Frankel, 07. William H. Lyon, 08. Alex Meruelo	This Proxy will be voted as directed or, if no direction is indicated, the proxies are authorized to vote in their discretion “FOR” the election of the above-listed nominees or such substitute nominee(s) for directors as the Board of Directors of William Lyon Homes shall select and “FOR” each of the proposals listed above. This Proxy also confers discretionary authority on the proxies to vote as to any other matter that is properly brought before the annual meeting that the Board of Directors did not have notice of prior to September 30, 2005.
INSTRUCTION: To withhold authority to vote FOR any individual nominee, write that nominee’s name in the space provided below:

		FOR	AGAINST	ABSTAIN
2:	Proposal to approve the Company’s 2005 Senior Executive Bonus Plan.	☐	☐	☐

Signature(s)                                                                                                                                                                              Dated:                                     , 2005

Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating your title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

é  FOLD AND DETACH HERE  é